Exhibit 10.63

                        FIRST AMENDMENT TO THIRD PARTY PROCESSING
                        AND COOPERATIVE NETWORK SERVICE AGREEMENT

   This First Amendment ("Amendment") to Third Party Processing and Cooperative Network Service Agreement is entered into on January 1, 1998 by NOVUS SERVICES, INC. (hereinafter "NSI") and SPS PAYMENT SYSTEMS, INC., (hereinafter "Company").

                                     RECITALS

   WHEREAS, NSI and Company entered into a Third Party Processing and Cooperative Network Service Agreement dated as of September 28, 1992, as modified by a letter agreement between the parties dated as of September 1, 1995 (collectively, the "Agreement");

   WHEREAS, NSI, Company and Visa U.S.A. Inc. ("Visa") entered into a link agreement effective as of February 16, 1989, as amended from time to time (collectively, the "Visa Link Agreement");

   WHEREAS, NSI, Company and MasterCard International Incorporated ("MasterCard") have established an electronic link and intend to enter into a link agreement ("MasterCard Link Agreement");

   WHEREAS, the Visa Link Agreement and the MasterCard Link Agreement each provide for certain joint obligations of NSI and Company in connection with the establishment of direct, electronic links between NSI, Company and, respectively, Visa and MasterCard; and

   WHEREAS, NSI and Company have agreed to amend the Agreement to establish the individual rights and obligations of NSI and Company with respect to the NOVUS Card transactions accepted at Company's terminals and the fees related thereto.

   NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NSI and Company hereby agree as follows:

                              ARTICLE I - AMENDMENTS

   1.1 Electronic Links. Section 3.2 of the Agreement is amended by striking the section in its entirety and replacing it with the following provision:

       "3.2  Visa and MasterCard Links.

             (a)  Visa Link Agreement.

                  (i) General. Company shall permit and facilitate the use of Company's direct data link to the Visa BASE I and BASE II networks (the "Visa Link") for transactions directed by NSI through the Visa Link. Company assumes all responsibility and shall take all action necessary to maintain the Visa Link. NSI shall reimburse Company for the use of the Visa Link by paying the fees set forth on the Schedule of Fees attached hereto.

                  (ii) Termination. Subject to the terms and conditions set forth in the Visa Link Agreement, NSI and Company may individually elect to terminate or not to renew the Visa Link Agreement; provided that: (x) the terminating party shall provide the non-terminating party with thirty (30) days' advance written notice of the decision to terminate; (y) if the terminating party is NSI, Company shall promptly communicate notice of termination to Visa on behalf of NSI, as required by the terms of the Visa Link Agreement; and (z) subject to the terms of the Visa Link Agreement, the terminating party shall cooperate with the non-terminating party, including, without limitation, by continuing to perform any of the obligations of the terminating party set forth in the Visa Link Agreement, to the extent necessary to allow the non-terminating party to perform its obligations pursuant to the Visa Link Agreement. Subject to the terms of the Visa Link Agreement, the terminating party shall assign its rights and obligations pursuant to the Visa Link Agreement to the non-terminating party.

             (b)  MasterCard Link Agreement.

                  (i) General. Company shall permit and facilitate the use of the direct data link to the MasterCard network (the "MasterCard Link") for transactions directed by NSI through the MasterCard Link. Company shall assume all responsibility and shall take all action necessary to maintain the MasterCard Link. NSI shall reimburse Company for the use of the MasterCard Link by paying the fees set forth on the Schedule of Fees attached hereto.

                  (ii) Termination. Subject to the terms and conditions of the MasterCard Link Agreement, NSI and Company may individually elect to terminate or not to renew the MasterCard Link Agreement; provided that: (y) the terminating party shall provide the non-terminating party with thirty (30) days' advance written notice of such decision, and (z) subject to the terms of the MasterCard Link Agreement, the terminating party shall cooperate with the non-terminating party, including,without limitation, by performing any of the obligations of the terminating party set forth in the MasterCard Link Agreement, to the extent necessary to allow the non-terminating party to perform its obligations pursuant to the MasterCard Link Agreement. Subject to the terms of the MasterCard Link Agreement, the terminating party shall assign its rights and obligations pursuant to the MasterCard Link Agreement to the non-terminating party."

   1.2 Schedule of Fees. The Schedule of Fees attached to the Agreement is deleted in its entirety and replaced with the Schedule of Fees attached hereto. Each of the parties shall provide the other party with an invoice on a monthly basis which itemizes the fees payable pursuant to the Schedule of Fees.

   1.3 Term of Agreement. Section 6.2(a) of the Agreement is amended by striking the first sentence of the section in its entirety and replacing it with the following provision:

   "The term of this Agreement shall commence on January 1, 1993 (the "Effective Date") and, subject to the provisions of Section 6.2(b) below, the Agreement shall remain in effect for an initial term of five (5) years and one subsequent term of five (5) years ("Subsequent Term"). Following the expiration of the Subsequent Term, the Agreement shall continue thereafter unless terminated by either party upon 180 days' prior written notice to the other party."

   1.4 References to Sears Technology Services Inc. The Agreement is amended by striking each reference to "Sears Technology Services Inc." or "STS" in their entirety and replacing each reference with the name, "IBM Global Services".

   1.5 References to Terminal Interface Gateways. The Agreement is amended by striking each reference to the phrase, "Terminal Interface Gateway" or "TIG" and replacing each reference with the phrase "Lata Interface Gateway" or "LIG".

                         ARTICLE II - MISCELLANEOUS

   2.1 Effective Date of Amendment. This Amendment is effective as of date set forth above.

   2.2 Terms. Capitalized terms are used in this Amendment as they are defined in the Agreement.

   2.3 Continued Effect. Except as amended hereby, the Agreement shall remain in full force and effect.


   IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement.


SPS PAYMENT SYSTEMS, INC.                    NOVUS SERVICES, INC.

By:    Steve Maxwell                         By:     Tony Leal
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Title: Vice President                        Title:  Vice President
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